UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INGLES MARKETS, INCORPORATED
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INGLES MARKETS, INCORPORATED
P.O. BOX 6676
ASHEVILLE, NORTH CAROLINA 28816
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 30, 2026
To the Shareholders of Ingles Markets, Incorporated:
NOTICE IS HEREBY GIVEN that Ingles Markets, Incorporated (the “Company”) will hold its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) virtually on Thursday, April 30, 2026, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of the shareholders conducted via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IMKTA2026. The Annual Meeting is being held for the following purposes:
1.	To elect eight directors to serve until the 2027 Annual Meeting of Shareholders;
2.	To consider and vote on a non-binding approval of the Company’s compensation for named executive officers, as disclosed in this Proxy Statement; and
3.	To consider any other business that is properly presented at the Annual Meeting and any adjournment or postponement thereof.
The foregoing proposals and other matters relating to the Annual Meeting are described in the Proxy Statement that accompanies this Notice.
Only shareholders of record of the Company’s Class A Common Stock, $0.05 par value per share, and Class B Common Stock, $0.05 par value per share, at the close of business on March 12, 2026, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. We will make available at the Company’s corporate offices a list of shareholders as of the close of business on March 12, 2026 for inspection during normal business hours during the ten-day period immediately preceding the Annual Meeting.
This notice, the accompany proxy statement and form of proxy, and our 2025 Annual Report are first being sent to shareholders of record as of the record date on or about April 1, 2026.
It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible by following the instructions on the WHITE proxy card. If you are a holder of record of common stock, you may also cast your votes at the virtual Annual Meeting. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee as to how to vote your shares.
YOUR VOTE IS PARTICULARLY IMPORTANT THIS YEAR. As you may have seen, Cap 1 LLC, together with certain of its affiliates, including Summer Road, LLC (collectively referred to as “Cap 1”, “Summer Road” or the “Dissident Shareholder”), a shareholder of the Company, has notified the Company of its intent to nominate Rory Held (the “Opposition Nominee”) for election at the Annual Meeting as a director to be elected by holders of our Class A Common Stock in opposition to one of the two Class A directors nominated by our Board of Directors (the “Board’s Slate”). Our Board of Directors does not endorse the Opposition Nominee and unanimously recommends that you vote FOR the election of each of the nominees on the Board’s Slate and WITHHOLD any vote for the Opposition Nominee on the enclosed WHITE proxy card or voting instruction form.
The Board of Directors strongly urges you NOT to sign or return any proxy card sent to you by Summer Road. If you have already submitted a proxy card sent to you by Summer Road, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card or voting instruction form and returning it in the enclosed postage-paid envelope or by voting via Internet or phone by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. THE SECURITIES AND EXCHANGE COMMISSION RULES REQUIRE US TO USE A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S WHITE PROXY CARD IS REQUIRED TO LIST THE OPPOSITION NOMINEE IN ADDITION TO THE NOMINEES ON THE BOARD’S SLATE. AS SUCH, IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE TWO (2) NOMINEES AND OTHER PROPOSALS RECOMMENDED BY THE BOARD.

By Order of the Board of Directors

Robert P. Ingle, II Chairman of the Board

Asheville, North Carolina
April 1, 2026
YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD AS PROMPTLY AS POSSIBLE.
Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the Annual Meeting, please promptly use your WHITE proxy card or WHITE voting instruction form to vote by proxy over the internet or by mail. If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:

MacKenzie Partners, Inc.
7 Penn Plaza
New York, New York 10001
Call: 1-800-322-2885 (toll-free)
Email: proxy@mackenziepartners.com

i

INGLES MARKETS, INCORPORATED
P. O. BOX 6676
ASHEVILLE, NORTH CAROLINA 28816

ANNUAL SHAREHOLDERS MEETING
April 30, 2026

To be held virtually at:
www.virtualshareholdermeeting.com/IMKTA2026
PROXY STATEMENT
The Board of Directors (the “Board”) of Ingles Markets, Incorporated (the “Company”, “we”, “us”, “our” or “Ingles Markets”) furnishes you with this Proxy Statement to solicit proxies to be voted at the 2026 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held virtually on Thursday, April 30, 2026, at 10:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/IMKTA2026 for the purposes set forth in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.
The Company’s principal executive offices are located at 2913 U.S. Highway 70 West, Asheville (Black Mountain), North Carolina 28711. The Notice of the Annual Meeting, this Proxy Statement, the accompanying form of proxy, and the Company’s 2025 Annual Report are first being sent on or about April 1, 2026 to shareholders of record as of March 12, 2026, which is the record date for the Annual Meeting (the “Record Date”).
It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible by following the instructions on the WHITE proxy card. If you are a holder of record of Common Stock, you may also cast your votes at the virtual Annual Meeting. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee as to how to vote your shares.
YOUR VOTE IS PARTICULARLY IMPORTANT THIS YEAR. As you may have seen, Cap 1 LLC, together with certain of its affiliates, including Summer Road, LLC (collectively referred to as “Cap 1”, “Summer Road” or the “Dissident Shareholder”), a shareholder of the Company, has notified the Company of its intent to nominate Rory Held (the “Opposition Nominee”) for election at the Annual Meeting as a director to be elected by holders of our Class A Common Stock in opposition to one of the two Class A directors nominated by the Board (the “Board’s Slate”). The Board of Directors does not endorse the Opposition Nominee and unanimously recommends that you vote FOR the election of each of the nominees on the Board’s Slate and WITHHOLD any vote for the Opposition Nominee on the enclosed WHITE proxy card or voting instruction form.
The Board of Directors strongly urges you NOT to sign or return any proxy card sent to you by Summer Road. If you have already submitted a proxy card sent to you by Summer Road, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card or voting instruction form and returning it in the enclosed postage-paid envelope or by voting via Internet or phone by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
Execution and Revocation of Proxies
Shares of the Company’s Class A Common Stock, $0.05 par value per share (“Class A Common Stock”) and Class B Common Stock, $0.05 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), properly voted by proxy as instructed in this Proxy Statement will be voted at the Annual Meeting in accordance with the instructions on the proxy. Proxies that are not properly executed or are not received by the Secretary at or before the Annual Meeting will not be effective.

A shareholder can revoke a proxy at any time prior to the exercise of the authority granted under that proxy. A proxy may be revoked by a shareholder in any of the following ways:
•	by virtually attending the Annual Meeting and voting the shares covered by the original proxy at the Annual Meeting;
•	by delivering to the Secretary an instrument revoking the proxy prior to the Annual Meeting; or
•	by delivering a later-dated, properly executed proxy with respect to shares covered by the original proxy prior to the Annual Meeting.
You may have received more than one proxy card this year.
Because the Dissident Shareholder may send solicitation materials to our shareholders, we may conduct multiple mailings prior to the Annual Meeting to ensure shareholders have our latest proxy information and materials to vote. In that event, we will send you a new WHITE universal proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. You may also receive more than one set of proxy materials, including multiple WHITE universal proxy cards, if you hold shares that are registered in more than one account—please vote the WHITE universal proxy card for every account you own. The latest dated proxy you submit will be counted. IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD ONLY SUBMIT WHITE UNIVERSAL PROXY CARDS.
What to do if you receive any proxy materials from the Dissident Shareholder.
The Dissident Shareholder has nominated one nominee for election as a director to be elected by holders of Class A Common Stock in opposition to the election of the Board’s Slate. We expect that you may receive proxy solicitation materials from the Dissident Shareholder, including opposition proxy statements and proxy cards.
The Board strongly urges you NOT to sign or return any proxy cards or voting instruction forms that you may receive from the Dissident Shareholder, not even for the purpose of voting to “withhold” with respect to the Dissident Shareholder’s Opposition Nominee. If you have already voted using the proxy card provided by the Dissident Shareholder, then you have every right to change your vote by completing, signing, dating and returning the enclosed WHITE universal proxy card, by voting over the Internet by following the instructions provided on the enclosed WHITE universal proxy card or voting instruction form or by virtually attending and voting at the Annual Meeting. Only the latest proxy you submit will be counted.
Voting to “withhold” with respect to any of the Dissident Shareholder’s Opposition Nominee on its proxy card is not the same as voting for the Board’s Slate. If you vote “withhold” on the Dissident Shareholder’s nominee using the proxy card sent to you by the Dissident Shareholder, your vote will not be counted as a vote for any of the director candidates recommended by the Board, but will result in the revocation of any previous vote you may have cast on the WHITE universal proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE universal proxy card.
The Board recommends that you vote “FOR” the election of the Board’s Slate on the WHITE universal proxy card. The Board urges you NOT to sign or return any proxy card sent to you by, or on behalf of, the Dissident Shareholder, even as a protest vote.
What to do if the Dissident Group withdraws or abandons its solicitation or fails to comply with the universal proxy rules, and a shareholder has already granted proxy authority in favor of the Dissident Shareholder.
Stockholders are encouraged to submit their votes on the WHITE universal proxy card. If the Dissident Shareholder withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority to the Dissident Shareholder, shareholders can still sign and date a later submitted WHITE universal proxy card, vote over the Internet by following the instructions provided on the enclosed WHITE universal proxy card or voting instruction form or virtually attend and vote at the Annual Meeting.
If the Dissident Shareholder withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the Dissident Shareholder’s Opposition Nominee will be disregarded and not be counted as votes cast, whether such vote is provided on the Company’s WHITE universal proxy card or the Dissident Shareholder’s proxy card.

Board Recommendations
The Board unanimously recommends that you vote your shares using the WHITE universal proxy card:
•
“FOR” the election of each of the Board’s nominees named under the heading “ELECTION OF DIRECTORS – Identification of Directors, Director Nominees and Executive Officers” (and the Board recommends a “WITHHOLD” vote for the Opposition Nominee); and

•	“FOR” Management’s proposal under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Proposal for Advisory Vote on Executive Compensation”.
If any shareholder fails to provide instructions on a proxy properly submitted via the Internet or mail, such shareholder’s proxy will be voted, as recommended by the Board, at the Annual Meeting.
As of the date of this Proxy Statement, the Company’s management knows of no other matter to be brought before the Annual Meeting. Should any other matter properly come before the Annual Meeting, all shares of Common Stock represented by effective proxies will be voted, at their discretion, by the persons acting under such proxies.
Voting Rights
Only holders of record of shares of Class A Common Stock or Class B Common Stock at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting or adjournments or postponements of the Annual Meeting. At the close of business on March 12, 2026, the Record Date, there were 14,548,686 shares of Class A Common Stock and 4,445,690 shares of Class B Common Stock issued and outstanding.
Quorum Requirements. Each share of Class A Common Stock entitles its holder to one vote per share, and each share of Class B Common Stock entitles its holder to ten votes per share, in each case with respect to any matter properly submitted to a vote of such holders. The presence virtually or by proxy of holders of a majority of the outstanding shares of Class A Common Stock constitutes a quorum for purposes of the election of directors by the holders of Class A Common Stock. The presence virtually or by proxy of holders of a majority of the outstanding shares of Class B Common Stock constitutes a quorum for purposes of the election of directors by the holders of Class B Common Stock. The presence virtually or by proxy of holders of Common Stock possessing a majority of the aggregate votes represented by the Class A Common Stock and Class B Common Stock, taken together, constitutes a quorum for purposes of all other matters that are properly presented at the Annual Meeting.
Abstentions and Broker Non-Votes. Abstentions with respect to a proposal and broker non-votes are counted for purposes of establishing a quorum, but they will not be counted as votes cast for or against any proposal, and they will not have any effect on the outcome of any proposal. A broker non-vote occurs if a broker or other financial intermediary does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals, and the broker indicates it does not have authority to vote the shares for such proposals. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Both proposals described in this Proxy Statement constitute “non-routine” matters; therefore, if you hold your shares of Common Stock in street name, and you do not instruct your broker, bank or other nominee how to vote, then your shares will not be voted at the Annual Meeting with respect to the two proposals described in this Proxy Statement.
Dissenters’ Rights of Appraisal. None of applicable North Carolina law, our Articles of Incorporation, as amended (“Articles of Incorporation”), or our Second Amended and Restated Bylaws (“Bylaws”) provide for appraisal or other similar rights for dissenting shareholders in connection with any of the proposals set forth in this Proxy Statement.
Election of Directors. If a quorum of each class is present at the Annual Meeting, the holders of Class A Common Stock, voting as a class, will elect two directors, and the holders of Class B Common Stock, voting as a class, will elect six directors. For purposes of the election of directors, each shareholder will have one vote for each share of Common Stock held by the shareholder as of the Record Date. Pursuant to the North Carolina Business Corporation Act, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.
A broker does not have authority to vote shares held by it in “street name” in the election of directors unless it is instructed by the beneficial owner of such shares as to how such shares are to be voted in such election. Accordingly, if you hold your shares through a broker, you are urged to provide voting instructions in accordance with your broker’s directions.
Cumulative voting is not applicable to the election of directors at the Annual Meeting.

Because the Dissident Shareholder has nominated the Opposition Candidate, there are three candidates for the two Board seats to be filled by holders of our Class A Common Stock.
The Board of Directors does not endorse the Opposition Nominee and unanimously recommends that you vote FOR the election of each of the nominees on the Board’s Slate and WITHHOLD any vote for the Opposition Nominee on the enclosed WHITE proxy card or voting instruction form.
If you hold shares of Class A Common Stock, then please vote for no more than two director candidates. Shareholders should carefully mark the WHITE proxy card to ensure their votes are counted. If you vote FOR more director nominees than the number of seats up for election, then your card will be considered “overvoted” for the director election. Under SEC requirements, none of your director votes will be counted, and the Company may not reallocate your votes—even if the overvoting was inadvertent. Your shares will still be counted for quorum purposes and will be voted on each non-director proposal you have properly selected. If you support the Board’s recommended candidates, then please vote FOR only the Board’s nominees on the WHITE card, and do not select more candidates than there are seats.
Other Matters. Unless otherwise provided in the Company’s Articles of Incorporation or the North Carolina Business Corporation Act, holders of Class A Common Stock and Class B Common Stock vote as a single class with respect to any matter properly brought before our shareholders. In any such vote, shareholders will be entitled to one vote for each share of Class A Common Stock held as of the Record Date and ten votes for each share of Class B Common Stock held as of the Record Date. For purposes of any such vote, if a quorum is present, a proposal will pass if the votes cast “for” the action exceed the votes cast “against” the action, unless otherwise provided in the Company’s Articles of Incorporation or the North Carolina Business Corporation Act. Shares not voted with respect to any such matters (whether by abstention or broker non-vote) would not be included in vote totals and would not impact the vote.
Costs of the Solicitation
The proxies being solicited hereby are being solicited by the Board. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained MacKenzie Partners to aid in the solicitation. For these and related advisory services, we will pay Mackenzie Partners a fee of approximately $320,000 and reimburse them for certain out-of-pocket disbursements and expenses. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. The expense incurred by the Company to date in furtherance of, or in connection with, the solicitation is approximately $40,000. The Company anticipates that its total expenditures will be approximately $370,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation.
Directors and certain executive officers and employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, email or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.
Appendix A sets forth information relating to certain of the Company’s directors and certain executive officers who are considered “participants” in the Company’s solicitation under the rules of the SEC by reason of their respective positions with the Company or because they may be soliciting proxies on the Company’s behalf.

ELECTION OF DIRECTORS
Each member of the Board is elected for a term of one year and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office. The Company’s Articles of Incorporation and Bylaws provide that the Board may from time-to-time fix by resolution the number of directors that constitutes the Board, which shall be not less than five nor more than eleven. The Board has determined by resolution that the number of directors will be fixed at eight for purposes of this election. In accordance with the Company’s Articles of Incorporation and Bylaws, two of the eight directors will be elected by a vote of the holders of the Class A Common Stock, voting as a separate class, and the remaining six directors will be elected by a vote of the holders of the Class B Common Stock, voting as a separate class.
Identification of Directors, Director Nominees and Executive Officers
The Board has nominated, and recommends a vote FOR, Dwight Jacobs and Rebekah Lowe as directors to be elected by the holders of the Class A Common Stock and Fred D. Ayers, Robert P. Ingle, II, Patricia E. Jackson, James W. Lanning, Laura Ingle Sharp, and Brenda S. Tudor as directors to be elected by the holders of the Class B Common Stock.
Proxies received by the Board will be voted “FOR” the election of all the Board’s recommended nominees unless shareholders specify a contrary choice in their proxy. We expect each director nominee to be able to serve if elected. If any director nominee is not able to serve, proxies will be voted “FOR” the remainder of those nominated and may be voted for substitute nominees.
The biographical information set forth below was furnished by each named director, director nominee and executive officer of the Company. Except as otherwise indicated, each such person has been engaged in his or her most recent occupation or employment for more than five years.
Your Board of Directors is committed to building a Board that has members with the experience and skills to oversee and guide Ingles’ strategic execution, capital allocation, and risk management. As part of this commitment, the Board is pleased to nominate Dwight L. Jacobs and Rebekah M. Lowe, who are two new highly qualified independent candidates, for election by holders of Class A Common Stock at this year’s Annual Meeting. Mr. Jacobs’ and Ms. Lowe’s strong qualifications are detailed in their respective biographical information below. The Company did not pay or otherwise retain a search firm to identify either of the foregoing candidates. One of the Board’s incumbent independent directors recommended Ms. Lowe as a potential Board candidate, and, in connection with our Board’s consideration of her candidacy, Ms. Lowe recommended Mr. Jacobs as a potential Board candidate. The Board’s new independent director candidates were among a number of candidates whom the Board considered, including the Dissident Shareholder’s director nominee. Other than their respective service on the board of HomeTrust Bancshares, Inc., Ms. Lowe and Mr. Jacobs have no business, personal or social relationship with one another. The Board selected Mr. Jacobs and Ms. Lowe as candidates for election due to their relevant experience and skills, as described below.
The Board does NOT endorse the nominee from the Dissident Shareholder, and the presence of the Dissident Shareholder’s nominee on the enclosed WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability or other qualifications of the Dissident Shareholder’s nominee. The Board strongly urges you to NOT sign or return any proxy card sent to you by, or on behalf of, the Dissident Shareholder.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
Robert P. Ingle, II
Robert P. Ingle, II has been a member of the Board since February 1997, has served as Chairman of the Board since May 2004, and served as Chief Executive Officer from March 2011 until March 2016. He has been employed by the Company in a variety of positions since 1985. Mr. Ingle brings many years of grocery industry experience to the Board. Mr. Ingle is 57.

James W. Lanning
Mr. Lanning has served as a director of the Company since May 2003 and was appointed Chief Executive Officer in March 2016. He has served as President since March 2003. He has been employed by the Company in a variety of positions since 1975. Mr. Lanning brings leadership development skills and many years of grocery industry experience to the Board. Mr. Lanning is 66.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
Fred D. Ayers
Mr. Ayers has served as a director of the Company since February 2006. Mr. Ayers retired in 2002 as a senior officer of Wachovia Bank (now Wells Fargo). He has served on numerous boards and remains active in the Asheville community. Mr. Ayers brings many years of auditing, accounting, and finance experience to the Board. Mr. Ayers is 83.

Patricia E. Jackson
Ms. Jackson has served as a director of the Company since March 2022 and was appointed as Chief Financial Officer of the Company in February 2022. Ms. Jackson is a certified public accountant. She previously served as the Company’s Controller from 2010 to February 2022. Ms. Jackson brings considerable auditing, accounting, and finance experience to the Board. Ms. Jackson is 61.

Rebekah Lowe
Rebekah Lowe brings more than 25 years of experience leading large, customer-focused operations and guiding organizations for growth – experience that is highly applicable to the Company as a growing grocery company where human capital management and trusted customer relationships matter. Ms. Lowe had a distinguished career at Wachovia Bank. As Regional President for Western North Carolina, she led a billion-dollar operation spanning seven business lines and overseeing 500+ employees. In this role, she also directed the successful integration of the First Union/Wachovia merger in her region – managing organizational redesign, leadership selection, board development, customer retention and stakeholder communications. She was responsible for all lending, customer acquisition, financial performance and growth in her region. The region achieved the highest customer service ratings in the country for seven consecutive years. Ms. Lowe was named Executive Vice President of Wachovia Bank in 2002. Earlier in her career, she built Wachovia’s leadership presence in Eastern Florida’s highly competitive market, driving growth across retail, commercial, and wealth banking businesses. She served as the chief executive in a widespread geography that included Brevard, West Palm Beach, Ft. Lauderdale, and Miami, a region of more than six million people. She also managed the integration of the largest independent bank in Florida, coordinating cross-state teams and overseeing the seamless conversion of systems, operations, and customer portfolios. Throughout her career, Ms. Lowe has advanced innovation, including launching new branch formats and optimizing network strategy – experience that translates to store format innovation, footprint optimization, and enhancing in-store customer engagement. As Founder and Chief Executive Officer of FizzyWork Executive Coaching, she advises boards and senior executives, helping them elevate performance, strengthen culture, and achieve measurable impact. In addition to her executive achievements, Ms. Lowe is an independent director of the publicly-traded HomeTrust Bancshares, Inc. (NYSE: HTB) board, where she is a member of the Governance and Nominating, Compensation and Human Capital, and Merger and Acquisitions committees. Ms. Lowe is 67.

Dwight Jacobs
Dwight Jacobs is a seasoned C-suite executive, board leader and CPA whose blend of operational, supply chain, real estate, and financial expertise is highly aligned with the Company’s needs as a grocery retailer navigating complex logistics, real estate portfolio management, and margin pressures. During his 20+ year career at Duke Energy (a Fortune 150 company), he oversaw a $16 billion supply chain and procurement

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

function, where he increased profitability and generated $4 billion in cost savings through vendor optimization, use of data and technology, and enterprise-wide efficiency initiatives. Mr. Jacobs has a strong track record instilling financial rigor into company performance and building operating resiliency in his roles as a public company Chief Accounting Officer, Head of FP&A, and Chief Risk Officer. As Duke Energy’s Senior Vice President, Supply Chain, Real Estate and Chief Procurement Officer he oversaw the Company’s real estate portfolio, including strategic planning, acquisitions and leasing, transactions and development, and facilities management. Mr. Jacobs offers meaningful M&A and integration experience, having played a key role in $7 billion of asset purchases at a Duke Energy predecessor. Underscoring the respect he has earned from both public and private companies, Mr. Jacobs was chosen as an operating advisor to Kohlberg & Company and has been elected to both private and public company boards of directors, including currently serving on the HomeTrust Bancshares, Inc. (NYSE: HTB) board, where he serves on the Audit and Asset/Liability Committee. Mr. Jacobs was an audit and business advisory partner at Arthur Andersen prior to joining Duke Energy. Mr. Jacobs is 60.

Laura Ingle Sharp
Ms. Sharp has been a director of the Company since February 1997. She has in the past served the Company in several capacities on a full-time and part-time basis. Ms. Sharp has been an associate or Director of the Company, or its subsidiaries for many years, and as such is qualified to serve on the Board. Ms. Sharp is 69.

Brenda S. Tudor
Ms. Tudor has served as a director of the Company since December 2014. Ms. Tudor is a certified public accountant. She retired May 31, 2019, as President and Chief Financial Officer of Morgan-Keefe Builders, Inc., a role she held since 2006. Ms. Tudor brings auditing, accounting, and finance skills as well as knowledge of the grocery industry to the Board. Ms. Tudor is 68.

Michael David Hogan
Mr. Hogan has served as President of the Company’s subsidiary, Milkco, since October 1, 2022. Mr. Hogan has served as Plant Operations Manager in the Dairy industry since 2014, serving in that capacity with Milkco since 2019. Mr. Hogan is 43.

Robert P. Ingle, II and Laura Ingle Sharp are brother and sister. There are no other family relationships among any of the directors or executive officers of the Company. Based upon the voting power of Mr. Robert P. Ingle, II, the majority holder of the outstanding shares of Class B Common Stock in the election of directors, the Company meets the definition of a “Controlled Company” for purposes of the Nasdaq corporate governance rules. Under the Nasdaq corporate governance rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “Controlled Company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of the board members be “Independent Directors.”
Involvement in Certain Legal Proceedings
The Company’s directors and named executive officers are not parties to any material legal proceedings.
Director Independence and Committees of the Board of Directors
The Board reviews director independence annually based on the rules of Nasdaq. The Board has considered the independence of each director and nominee for election as a director and has affirmatively determined that Messrs. Ayers and Jacobs, Ms. Tudor and Ms. Lowe are independent. The Board had additionally determined that each of Mr. Ferguson and Mr. Collins, whose terms expire at the Annual Meeting, is independent.

The Board had two standing committees during fiscal 2025: an Executive Committee and an Audit/Compensation Committee. The Company did not have a separate nominating committee during fiscal 2025. As a controlled company, Nasdaq rules do not require that the Company have a nominating committee.
The Executive Committee. The Executive Committee can exercise the powers of the full Board between meetings of the Board, except for powers that may not be delegated to a committee of the Board under the North Carolina Business Corporation Act. During fiscal 2025, the Executive Committee consisted of Messrs. Robert P. Ingle, II and James W. Lanning and Ms. Patricia E. Jackson.
The Audit/Compensation Committee. The Board has established, through the Company’s Bylaws, an Audit/Compensation Committee. When acting in its capacity as Audit Committee, this committee acts under the authority of and has the responsibilities described in the Company’s Audit Committee Charter. The Audit Committee Charter is available on the Company’s website at www.ingles-markets.com (information contained on or accessible through our website is not part of this Proxy Statement). In this capacity, the committee is responsible for, among other things, recommending the engagement of the Company’s independent registered public accounting firm, approving the fees and services to be provided by the independent registered public accounting firm, overseeing the independent registered public accounting firm, reviewing and evaluating significant matters relating to the audit and internal controls of the Company, reviewing the scope and results of audits by, and recommendations of, the Company’s independent registered public accounting firm and establishing and administering the Company’s Related Party Transaction policy. In addition, the committee reviews the audited consolidated financial statements of the Company and the results of internal audits, including information technology controls that comprise a portion of the Company’s processes in place to identify, assess and manage risks from information security vulnerabilities and cybersecurity threats.
The Audit/Compensation Committee does not have a separate Compensation Committee charter. When the committee is acting in its capacity as the Compensation Committee, the Board has empowered the committee to:
•	approve compensation levels and increases in compensation of each executive officer and of other associates of the Company whose annual base salary is in excess of $500,000; and
•
approve all incentive payments to executive officers and any incentive payments in excess of $250,000, paid in cash or property, in any calendar year to any other associate that does not work in one of the Company’s supermarkets.

Furthermore, the committee, when acting as the Compensation Committee, administers the Company’s associate benefit plans and other compensation matters where independent, disinterested administration is required by applicable tax or securities laws and regulations. Where such laws or regulations require that grants or awards under a stock-based employee benefit plan be made by the full Board or by a committee of non-employee or outside directors, the committee or the Board, as appropriate, makes such decisions.
During fiscal 2025, the Audit/Compensation Committee consisted of Messrs. Ayers and Ferguson and Ms. Tudor. The Board has determined that each member of the committee is independent for purposes of the provisions of the Sarbanes-Oxley Act of 2002, the applicable rules of the SEC, and the Nasdaq corporate governance rules regarding audit committees. The Board has also determined that Mr. Ayers and Ms. Tudor are “audit committee financial experts” as defined under the rules of the SEC.
Board Leadership Structure and Role in Risk Oversight
The Chairman of the Board is charged with acting as a liaison between the Board and our management team. The Chief Executive Officer is responsible for providing daily leadership and oversight of our performance.
Mr. Ingle, II has served as the Chairman of the Board since May 2004, and Mr. Lanning has served as the Chief Executive Officer since March 2016.
Our Board is responsible for overseeing our risk management process, focusing on our general risk management strategy, the most significant risks facing us, and overseeing the implementation of management’s risk mitigation strategies. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Oversight of risk within the organization is an evolving process that requires the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board encourages management to continue to review and improve its methods of assessing and mitigating risk.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
Executive compensation decisions made during fiscal 2025, that were not made exclusively by the Board or the Audit/Compensation Committee, were made by the Chairman of the Board, the Chief Executive Officer, and in certain instances consultation with appropriate members of management. Messrs. Ayers and Ferguson and Ms. Tudor did not have any relationships with the Company that would require disclosure under “Transactions With Related Persons,” nor would any relationship be considered a compensation committee interlock requiring disclosure in this Proxy Statement pursuant to SEC rules and regulations. None of the Company’s named executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC rules and regulations.
Meetings of the Board of Directors and Committees; Director Compensation
The Board held four formal meetings during fiscal 2025. The Executive Committee held no formal meetings during fiscal 2025 but met periodically on an informal basis. The Audit/Compensation Committee held ten formal meetings during fiscal 2025 and met periodically on an informal basis during Board meetings and as required for other purposes. Each incumbent director attended at least 75% of all meetings of the Board and of the committees of the Board on which he or she served during fiscal 2025. See “Committees of the Board of Directors.”
Directors who are not officers of the Company or any of its subsidiaries are paid an annual retainer of $15,000 plus $1,250 for each Board or committee meeting they attend. Audit/Compensation Committee members other than the Chairman of such committee are paid an additional annual retainer of $10,000 for service on such committee, and the Chairman of the Audit/Compensation Committee is paid an additional annual retainer of $15,000.
The following director compensation table sets forth, for the fiscal year ended September 27, 2025, the total compensation paid by the Company to its outside directors, all of which was paid in cash.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Fred D. Ayers	42,500	42,500
Ernest E. Ferguson*	37,508	37,508
John R. Lowden**	17,500	17,500
Laura Ingle Sharp	20,000	20,000
Brenda S. Tudor	37,508	37,508

*	The term for Mr. Ferguson will end at the Annual Meeting.
**	Mr. Lowden resigned from the Board effective November 21, 2025.
Director Nominations
The Company’s Board vacancies are filled through discussions between the Chairman of the Board, Board members, and members of management, as appropriate. Under the Company’s Articles of Incorporation, 25% of the directors of the Company are elected by the holders of Class A Common Stock, voting as a separate class, and the remaining directors are elected by holders of the Class B Common Stock, voting as a separate class. Mr. Ingle II, the Chairman of the Board, is also the majority holder of the outstanding shares of Class B Common Stock as a result of being appointed the trustee with sole voting and dispositive power of trusts established by his father, Robert P. Ingle, in connection with his estate plan.
The Board has determined specific personal and professional qualifications and skills required to fill vacancies which complement the existing qualifications and skills of the other Board members. Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s and management’s contacts are not sufficient to identify an appropriate candidate.
We have not adopted a formal policy regarding the consideration of Board candidates recommended by our shareholders. The Board believes that establishment of a formal policy is not necessary. For additional important information regarding shareholder nominations of directors and shareholder proposals, please see the “Other Matters” section of this Proxy Statement.

Shareholder Communications
The Company maintains contact information, both mailing and email addresses, on its website, www.ingles-markets.com. A shareholder will be given access to the Company’s mailing address as well as a link for providing email correspondence to Investor Questions. Communications sent and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as requested.
Board Member Attendance at Annual Meetings
The Company generally requires that all directors attend the annual meeting of shareholders. All Board members were present at the 2025 Annual Meeting.

AUDIT/COMPENSATION COMMITTEE REPORT
The following report of the Audit/Compensation Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission nor shall this report be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Audit/Compensation Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial statements and the financial reporting process including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for its fiscal year ended September 27, 2025:
(1)	The Audit/Compensation Committee reviewed and discussed the audited consolidated financial statements with management;
(2)
The Audit/Compensation Committee discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07; and

(3)
The Audit/Compensation Committee received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit/Compensation Committee concerning independence and has discussed with Deloitte its independence.

The Audit/Compensation Committee discussed with Deloitte the overall scope and plans for their audit of the Company’s financial statements. The Audit/Compensation Committee meets periodically with the Company’s independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit/Compensation Committee held ten meetings during fiscal 2025.
Based on the review and discussions referred to above, the Audit/Compensation Committee recommended to the Company’s Board (and the Board approved) that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report to Shareholders for the fiscal year ended September 27, 2025.

SUBMITTED BY: THE AUDIT/COMPENSATION COMMITTEE

Fred D. Ayers Ernest E. Ferguson Brenda S. Tudor

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Discussion and Analysis
The following discussion and analysis are intended to provide an understanding of the compensation earned by each of the Company’s named executive officers (“Executive Officers”) and describes the Company’s compensation objectives and policies as applied to these Executive Officers.
Compensation Philosophy. The objectives of the Company’s compensation program are to (1) attract, motivate, develop and retain top quality executives who will drive long-term shareholder value and (2) deliver competitive total compensation packages based upon both Company and individual performance. The Company wants its executives to balance the risks and related opportunities inherent in its industry and in the performance of their duties and share the upside opportunity and the downside risks once actual performance is measured.
The Audit/Compensation Committee is responsible for administering executive compensation. The duties of this committee are set forth under the heading “ELECTION OF DIRECTORS – Committees of the Board of Directors – Audit/Compensation Committee.” To achieve the objectives of the Company’s compensation program, the Company’s Chief Executive Officer and the Audit/Compensation Committee have set forth a compensation program for its Executive Officers that is reviewed annually. It includes the following elements:
•	Base annual cash salary;
•	Annual cash incentive bonuses; and
•	Retirement, health and other benefits.
The Company does not have any employment, change of control or severance agreements with any of its Executive Officers. The Company believes in trust, loyalty and commitment from both the Company and the Executive Officers and believes that such agreements are not necessary to achieve its goals and the needs of the Executive Officers.
Factors Considered in Determining Compensation. The Company’s Chairman of the Board, Chief Executive Officer, and members of management periodically review the compensation paid by the Company to its Executive Officers and other associates. Based on the Company’s general performance and that of the individual Executive Officer, final subjective determinations are made with respect to any changes to be made to that compensation. Bonuses paid to officers of the Company’s subsidiary, Milkco, Inc. (“Milkco”), are based on a percentage of Milkco’s earnings before taxes and payment of bonuses.
Neither the full Board nor the Audit/Compensation Committee generally reviews or ratifies the decisions of the Chairman of the Board, Chief Executive Officer, and members of management relating to executive compensation unless otherwise required by the Company’s Bylaws, by resolutions adopted by the Board, or by the North Carolina Business Corporation Act. Decisions are made by the Board or the Audit/Compensation Committee if such decisions require the adoption of documents relating to employee benefit plans or programs. In addition, the Audit/Compensation Committee is required by resolution of the Board to approve any increases in compensation that the Company will pay to an associate whose base salary is in excess of $500,000, all incentive compensation that the Company will pay to Executive Officers and any incentive payments in excess of $250,000 that the Company will pay to any other associate who does not work in one of the Company’s supermarkets. Certain managers that work in the Company’s supermarkets are paid incentive compensation based on each individual store’s operating profit. These incentive payments may exceed $250,000 and are not approved by the Audit/Compensation Committee.
Elements of Executive Compensation
Base Salary. Base salary is used to attract and retain Executive Officers and is determined by using publicly available comparisons with industry competitors and other relevant factors, including, among others, the seniority of the individual, the functional role of the position, the level of the individual’s responsibility and ability to replace the individual. The information is used subjectively without benchmarking in the determination of base salaries. The base salaries paid to the Executive Officers during fiscal 2025 are shown in the Summary Compensation Table presented in this Proxy Statement.
Cash Incentive Bonus Awards. Annual cash bonuses are a significant component of each Executive Officer’s compensation, reflecting the Company’s belief that management’s contribution to long-term shareholder returns comes from maximizing earnings and the potential of the Company.

Each Executive Officer of the Company receives a bonus, the amount of which is subjectively determined by taking into consideration Company profitability and the Executive Officer’s performance for the fiscal year to which the bonus relates. This subjective determination is made by the Chairman of the Board, Chief Executive Officer, and in certain circumstances, consultation with members of management, and approved by the Audit/Compensation Committee. Mr. Hogan, President of the Company’s subsidiary, Milkco, Inc., also receives a performance-based incentive bonus equal to a percentage of Milkco’s earnings before taxes and payment of bonuses, up to a maximum of $49,950 per year. Based on Milkco’s expected financial performance, the Company anticipates that Mr. Hogan will receive at or near the maximum bonus.
Retirement, Health and Other Benefits.
Investment/Profit Sharing Plan. The Company maintains the Ingles Markets, Incorporated Investment/Profit Sharing Plan (the “Profit Sharing Plan”) to provide retirement benefits to eligible associates, including Executive Officers. The Profit Sharing Plan includes 401(k) associate elective contributions, discretionary employer matching contributions and discretionary profit sharing contribution features. The assets of the Profit Sharing Plan are held in trust for participants and are available for distribution upon the retirement, disability, death, in-service following age 59 1∕2 (upon request) or other termination of employment of the participant. Quarterly, the Company, in its discretion, determines the amount of any Company profit sharing contributions and the amount of any matching contributions to be made based on participants’ 401(k) contributions for the quarter. During fiscal 2025, the Company matched associate contributions at a rate of $0.75 for each dollar of associate contributions up to 5% of the associate’s salary.
Associates who participate in the Profit Sharing Plan may contribute to their 401(k) account between 1% and 50% (in increments of 1%) of their compensation by way of salary reductions that cannot exceed a maximum amount that varies annually in accordance with the Internal Revenue Code. Highly compensated participants are limited to 3%. The Company also makes available to Profit Sharing Plan participants the ability to direct the investment of their 401(k) accounts (including the Company’s matching contributions) in various investment funds, including a fund holding Class A Common Stock of the Company.
The Company did not make a discretionary profit sharing contribution to the Profit Sharing Plan for fiscal 2025.
Company discretionary employer matching cash contributions to the Profit Sharing Plan totaled $6.3 million for fiscal 2025. These contributions were allocated to the matching contribution accounts in each participant’s 401(k) account. The Company’s contributions to each of the Executive Officers are reflected in the Summary Compensation Table presented in this Proxy Statement. As of September 27, 2025, all of the Executive Officers who are named in the Summary Compensation Table were 100% vested in their accounts. Participants’ interests in employer contributions allocated to their accounts vest over two years; 50% year one and 100% year two.
Nonqualified Investment Plan. The Company maintains an Executive Nonqualified Excess Plan to provide benefits similar to the Profit Sharing Plan to certain of the Company’s highly compensated associates and pharmacists (in the Company’s stores) who are otherwise limited in their associate elective contributions under the 401(k) feature of the Profit Sharing Plan. Associates who participate in the Executive Nonqualified Excess Plan may contribute between 1% and 75% of base pay and up to 100% of bonus pay (in increments of 1%) of their compensation by way of salary reductions. In addition, the Company may make discretionary matching contributions. The Company’s contributions to each of the Executive Officers are reflected in the Summary Compensation Table presented in this Proxy Statement. During fiscal 2025, the Company matched associate contributions at a rate of $0.75 for each dollar of associate contributions up to 2% of the associate’s earnings. As of September 27, 2025, all the Executive Officers named in the Summary Compensation Table were 100% vested in their accounts. Participants’ interests in contributions allocated to their accounts vest over six years. Company contributions to the Nonqualified Excess Plan were approximately $511,000 in fiscal 2025.
Insurance. The Company currently makes available to its Executive Officers and all associates a comprehensive health, dental, vision, life and disability insurance program. The health care insurance offers a variety of coverage options, at the associate’s discretion. The Company maintains, at its expense, for the benefit of each of its full-time associates, life insurance policies in amounts up to $500,000 based on the compensation of the associate. The premiums paid by the Company for the benefit of Executive Officers are included in the Summary Compensation Table presented in this Proxy Statement.

Shareholder Vote on Executive Compensation
At the annual meeting of shareholders of the Company held on March 3, 2025, the Company’s shareholders voted, on an advisory, non-binding basis, on the compensation paid to the Company’s Executive Officers, otherwise referred to as “say on pay.”
The Company’s shareholders voted overwhelmingly to approve, on an advisory basis, the compensation of the Company’s Executive Officers. The Company’s Board considered the recommendations of the shareholders and determined that the Company would not make any material modifications to the compensation arrangements for the Executive Officers.
Management of Compensation – Related Risk
The Board has considered and determined that risks arising from the Company’s compensation policies and practices for its associates, including the Executive Officers, are not reasonably likely to have a material adverse effect on the Company.
Audit/Compensation Committee Report on Executive Compensation
The Audit/Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” set forth above in this Proxy Statement. Based on such review, the related discussions and such other matters deemed relevant and appropriate by the Audit/Compensation Committee, the Audit/Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

SUBMITTED BY:
THE AUDIT/COMPENSATION COMMITTEE

Fred D. Ayers Ernest E. Ferguson Brenda S. Tudor

Executive Compensation Summary
The following tables set forth information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and each of its other Executive Officers for the fiscal years indicated.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
James W. Lanning Chief Executive Officer and President	2025	1,120,000	1,945,000	—	65,472	3,130,472
	2024	1,120,000	1,945,000	—	67,883	3,132,883
	2023	1,118,462	2,115,000	—	57,518	3,290,980

Robert P. Ingle Chairman of the Board	2025	1,195,000	6,085,000	—	134,155	7,414,155
	2024	1,195,000	6,085,000	—	142,380	7,422,380
	2023	1,194,904	6,645,000	—	111,468	7,951,372

Patricia E. Jackson Vice President Finance, Chief Financial Officer	2025	475,577	300,000	—	26,488	802,065
	2024	441,923	275,000	—	26,746	743,669
	2023	411,442	315,000	—	19,158	745,600

Michael D. Hogan President, Milkco, Inc.	2025	340,962	65,000	49,950	19,389	475,301
	2024	326,538	40,000	49,950	18,962	435,451
	2023	321,058	50,000	49,950	17,962	438,970

(1)	All other fiscal 2025 compensation for each of the Executive Officers consists of the following:

	Fiscal 2025
	James W. Lanning	Robert P. Ingle, II	Patricia E. Jackson	Michael D. Hogan
Employer Match for 401(k) Plan	$7,875	$7,875	$13,397	$8,004
Employer Match for Non-Qualified Plan	46,119	109,200	11,259	6,517
Life Insurance	888	888	845	606
Accidental Death & Dismemberment and Long-Term Disability Insurance	990	990	987	962
Travel Expenses	9,600	15,202	—	3,300

CEO Pay Ratio
SEC rules require that the Company disclose the total annual compensation of James W. Lanning, our Chief Executive Officer (“CEO”), the median of the total annual compensation of all associates other than Mr. Lanning (“Median Annual Compensation”), as well as their ratio to each other (referred to as the “CEO pay ratio”), which we based on data as of September 19, 2025 (the “Determination Date”). Our associate population consists of a number of part-time associates, most of them compensated on an hourly basis. As noted in our Annual Report on Form 10-K for the fiscal year ended September 27, 2025, filed under the Securities Exchange Act of 1934, as amended, on November 26, 2025 and amended on January 22, 2026 (“2025 Form 10-K”), approximately 57% of the Company’s associates work on a part-time basis. The Company’s median associate for fiscal 2025 was a full-time, hourly associate who was paid for less than forty hours during the week containing the Determination Date.
For fiscal 2025:
•	Mr. Lanning’s total compensation: $3,130,472
•	Median Annual Compensation: $23,748
•	Ratio of CEO total compensation to Median Annual Compensation: 132:1
•
This CEO pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K. To identify the Median Annual Compensation, we took the following steps:

○
For the week containing the Determination Date, 23,833 active associates received cash compensation. This population consisted of full-time, part-time and temporary associates for the Company and all of its subsidiaries.

○	The Company used gross wages including salary, wages, overtime and any other cash compensation for the week containing the determination date to identify the median associate.
○	For this associate, we multiplied the weekly wages by 52 weeks to determine Median Annual Compensation of $23,748.14.
○	We calculated the CEO pay ratio taking into account that CEO compensation includes amounts other than weekly salary.
SEC rules for the CEO pay ratio allow companies to adopt a variety of methodologies and to make reasonable estimates and assumptions that reflect their compensation practices. Due to the use of estimates, assumptions, adjustments and statistical sampling permitted by Item 402(u), pay ratio disclosure may involve a degree of imprecision. Accordingly, our pay ratio is merely a reasonable estimate calculated in a manner consistent with Item 402(u) and may not be comparable to the pay ratio disclosures of other companies.

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation and Company performance for the years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based on(3)
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return	Peer-Group Total Shareholder Return	Net Income ($000s)	Net Sales ($000s)
2025	$3,130,472	$3,130,472	$2,897,174	$2,897,174	$198	$195	$83,593	$5,334,033
2024	$3,132,883	$3,132,883	$2,867,166	$2,867,166	$212	$168	$105,541	$5,639,609
2023	$3,290,980	$3,290,980	$3,045,314	$3,045,314	$213	$131	$210,812	$5,892,782
2022	$2,505,366	$2,505,366	$1,753,173	$1,753,173	$229	$117	$272,759	$5,678,835
2021	$2,124,670	$2,124,670	$1,583,027	$1,583,027	$182	$118	$249,731	$4,987,920

(1)
The amounts reflect the Summary Compensation Table total compensation figures for James W. Lanning, our principal executive officer (“PEO”), for each of the years listed. The Non-PEO NEOs (named executive officers) for who the Summary Compensation Table total average compensation is presented are: for 2025, 2024 and 2023, Robert P. Ingle, Patricia E. Jackson, and Michael D. Hogan; for 2022, Robert P. Ingle, Patricia E. Jackson, Ronald B. Freeman, and Larry K. Collins; for 2021, Robert P. Ingle, Ronald B. Freeman, and Larry K. Collins.

(2)
The amounts shown for Compensation Actually Paid and Average Compensation Actually Paid to Non-PEO NEOs have been calculated in accordance with Item 402(v) of Regulation S-K. These amounts reflect total compensation as set forth in the Summary Compensation Table above for each year. None of the adjustments required by Item 402(v) are applicable to the Company.

(3)
This column shows Company Total Shareholder Return (“TSR”) and peer group TSR on a cumulative basis for each year of the five-year period from 2021 through 2025. For purposes of this disclosure, the peer group consists of the peer group used for our stock performance graph, as presented in Item 5 of the Company’s Annual Report on Form 10K for the fiscal year ended September 27, 2025. The companies making up the peer group, in no particular order, are Ingles Markets, Inc., Koninklijke Ahold Delhaize N.V., Weis Markets, Inc., The Kroger Co., SpartanNash Co., Sprouts Farmers Markets, Inc., and Village Super Market, Inc. Dollar values assume $100 was invested for the cumulative period from September 25, 2021 to September 27, 2025, in either the Company or the peer group, and reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between Compensation Actually Paid and Company Cumulative Total Shareholder Return (TSR).
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the Average Compensation Actually Paid to Non-PEO NEOs, and the Company Cumulative TSR for each year of the five-year period from 2021 through 2025.

Relationship Between Compensation Actually Paid and Company Net Income.
The following charts sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to Non-PEO NEOs, and Company Net Income for each year of the five-year period from 2021 to 2025.

Relationship Between Compensation Actually Paid and Company Net Sales.
The following charts sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to Non-PEO NEOs, and Company Net Sales for each year of the five-year period from 2021 to 2025.

Relationship Between Company TSR and Peer Group TSR.
The following chart sets forth the relationship between our cumulative TSR and the TSR for the peer group for each year of the five-year period from 2021 through 2025.

Policies and Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation S-K, the Company has not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event that the Company determines to grant new awards of such options, the Board of Directors will evaluate the appropriate steps to take in relation to the foregoing.
Proposal for Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enable our shareholders to vote to approve, on an advisory, non-binding, basis, the compensation paid to our Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
The Board is providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our Executive Officers, as described under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Compensation Discussion and Analysis (the “CD&A”)” of this Proxy Statement and the compensation tables and narrative disclosures following the CD&A. This proposal, commonly known as a “say on pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our fiscal 2025 executive compensation programs and policies and the compensation paid to the Executive Officers. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.
The Company’s compensation program is administered by the Audit/Compensation Committee of the Board, which is composed entirely of independent directors and carefully considers many different factors, as described in the CD&A in order to provide appropriate compensation for the Company’s executives. The objectives of the Company’s compensation program are to (1) attract, motivate, develop and retain top quality executives who will drive long-term shareholder value and (2) deliver competitive total compensation packages based upon both the Company and individual performance. The Company wants its executives to balance the risks and related opportunities inherent in its industry and in the performance of their duties, and share the upside opportunity and the downside risks once actual performance is measured.
The Board appreciates and values shareholders’ views and recommends a vote “FOR” the proposal for the advisory vote on executive compensation, as stated by the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the 2025 Summary Compensation Table, and the other related tables and disclosures.”
The say on pay vote is advisory, and therefore not binding on the Company, our Board of Directors or our Audit/Compensation Committee. Our Board of Directors and the Audit/Compensation Committee value the opinions of our shareholders and will consider the outcome of this vote in considering future compensation arrangements.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Except where indicated in the footnotes below, the following table sets forth the number of shares of Class A Common Stock and Class B Common Stock owned beneficially as of February 27, 2026, by each director and nominee for director, each of the executive officers of the Company named in the Summary Compensation Table presented in this Proxy Statement, all directors and executive officers as a group and each person known by the Company to be a beneficial owner of more than five percent (5%) of either class of the outstanding Common Stock. The table also sets forth the percentage of each class of Common Stock held by such shareholders. As of February 27, 2026, there were 14,548,686 shares of Class A Common Stock and 4,445,690 shares of Class B Common Stock outstanding. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the Common Stock listed.

	Number of Shares Owned Beneficially		Percentage of Common Stock		Percentage of Total Voting Power
Name	Class A(2)	Class B	Class A(2)	Class B
Directors and Named Executive Officers:
Robert P. Ingle, II(1)	4,275,873(3)(4)	4,275,873(3)(4)	22.7%(3)(4)	96.2%(3)(4)	72.5%(3)(4)
James W. Lanning(1)	82,623(3)	72,623(3)	0.6%(3)	1.6%(3)	1.2%(3)
Michael David Hogan(1)	—	—	*	*	*
Laura Ingle Sharp(1)	—	—	*	*	*
Patricia E. Jackson(1)	72,623(3)	72,623(3)	0.5%(3)	1.6%(3)	1.2%(3)
Fred D. Ayers(1)	463	—	*	*	*
Brenda S. Tudor(1)	300	—	*	*	*
Ernest E. Ferguson(1)	250	—	*	*	*
L. Keith Collins(1)	899	—	*	*	*
5% Shareholders:
Mario J. Gabelli et al(5)	981,105(6)	—	6.7%(6)	*	1.7%(6)
Dimensional Fund Advisors, LP(7)	993,777(8)	—	6.8%(8)	*	1.7%(8)
The Vanguard Group(9)	1,177,521(10)	—	8.1%(10)	*	2.0%(10)
BlackRock, Inc.(11)	1,218,101(12)	—	8.4%(12)	*	2.1%(12)
River Road Asset Management, LLC(13)	976,424(14)	—	6.7%(14)	*	1.7%(14)
Brandes Investment Partners, LP(15)	1,160,533(16)		8.0%(16)		2.0%(16)
Ingles Investment/Profit Sharing Plan(1)	72,623	72,623	0.5%	1.6%	1.2%
All Directors and Executive Officers as a group (9 persons)	4,287,785(3)	4,275,873(3)	22.8%(3)	96.2%(3)	72.5%(3)

*	Less than 1%.
(1)	The address of all beneficial owners, apart from Mr. Hogan, is P.O. Box 6676, Asheville, North Carolina 28816. Mr. Hogan’s address is 220 Deaverview Road, Asheville, North Carolina 28806.
(2)
Each share of Class B Common Stock is convertible, at any time at the option of the holder, into one share of Class A Common Stock. If the holder of any shares of Class B Common Stock transfers the shares to anyone other than a “qualified transferee” as defined in the Company’s Articles of Incorporation, then each share of Class B Common Stock will automatically convert into a share of Class A Common Stock. Accordingly, for each holder of Class B Common Stock the number of shares and percentage of Class A Common Stock set forth in this table also reflect the Class A Common Stock into which such shareholder’s shares of Class B Common Stock are convertible. However, these converted shares are not used to calculate such percentages for any other shareholder in this table. The number of shares and percentage of Class A Common Stock held by all directors and executive officers as a group also reflects the conversion into Class A Common Stock of each share of Class B Common Stock held by each director and executive officer. Because the Class B Common Stock converts into Class A Common Stock on a one to one basis, the number of shares of Class B Common Stock noted in the table above also represents the number of shares of Class A Common Stock each holder would beneficially own upon conversion of the Class B Common Stock beneficially owned by them.

(3)
Includes the 72,623 shares of Class B Common Stock held by the Company’s Profit Sharing Plan, of which Messrs. Ingle II and Lanning and Ms. Jackson are trustees. The trustees, by a majority vote, have sole voting power and dispositive power with respect to such shares. However, Messrs. Ingle II and Lanning and Ms. Jackson disclaim beneficial ownership of such shares.

(4)	Includes a total of 4,203,250 shares of Class B Common Stock held in a trust of which Mr. Ingle II is sole trustee with sole voting power and dispositive power with respect to such shares and an LLC.
(5)	The address of this beneficial owner is GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1435.
(6)
The information as to Mario J. Gabelli (includes entities controlled directly or indirectly by Mario Gabelli, collectively, the “Gabelli Entities”) with respect to the number of shares beneficially owned by the Gabelli Entities is derived from its Schedule 13D/A filed with the Securities and

Exchange Commission on August 24, 2022. All other information regarding the Gabelli Entities is derived from such Schedule. Such Schedule discloses that (i) Mario Gabelli is the chief investment officer for most of the Gabelli Entities signing such statements and is deemed to have beneficial ownership of the shares owned by all Gabelli Entities, (ii) Mario Gabelli and the Gabelli Entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder and (iii) Mario Gabelli and the Gabelli Entities have the sole power to vote or direct the vote and dispose or to direct the disposition of all the shares of which they are beneficial owners. The Gabelli Entities that beneficially own shares of the Company’s Class A Common Stock are registered investment advisors and beneficially own such shares in an agent capacity.
(7)	The address for this beneficial owner is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(8)
The information as to the number of shares beneficially owned by Dimensional Fund Advisors LP is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on April 15, 2025. All other information as to Dimensional Fund Advisors LP is also derived from such Schedule. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in such Schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(9)	The address for this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.
(10)
The information as to this beneficial owner with respect to the number of shares beneficially owned by The Vanguard Group is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024.

(11)	The address for this beneficial owner is 50 Hudson Yards, New York, NY 10001.
(12)
The shares are beneficially owned by subsidiaries of BlackRock, Inc. The information as to this beneficial owner with respect to the number of shares beneficially owned by BlackRock, Inc. is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2024.

(13)	The address for this beneficial owner is 462 S. 4th Street, Suite 2000, Louisville, KY 40202.
(14)
The information as to this beneficial owner with respect to the number of shares beneficially owned by River Road Asset Management, LLC is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2025.

(15)	The address for this beneficial owner is 4275 Executive Square, 5th Floor, La Jolla, CA 92037.
(16)
The information as to this beneficial owner with respect to the number of shares beneficially owned by Brandes Investment Partners, LP is derived from its Schedule 13G/A filed with the Securities and Exchange Commission on November 13, 2025.

TRANSACTIONS WITH RELATED PERSONS
The Company monitors related party relationships and related party transactions by requiring that each director and executive officer notify the Company’s Chief Financial Officer and Executive Committee in advance of any proposed transaction that may be considered a transaction with a related person. The Company has adopted a formal Related Party Transactions policy that requires, among other things: notification to the Company’s Chief Financial Officer in advance of any upcoming transaction that may be considered a transaction with a related person; and review and approval or disapproval by the Audit Committee of the Board for any such proposed transaction in excess of $120,000 to ensure compliance with such policy, Nasdaq rules, and SEC regulations. In addition, each director and executive officer completes an annual questionnaire that requires disclosure of all transactions with related persons. All transactions with related persons described below were reviewed and approved by the Audit Committee.
The Company from time to time extends short-term, non-interest bearing loans to the Company’s Profit Sharing Plan to allow the Profit Sharing Plan to meet distribution obligations during a time when the Profit Sharing Plan is prohibited from selling shares of the Company’s Class A Common Stock. During fiscal 2025, the Company provided no such loans to the Company’s Profit Sharing Plan and as of the date of this filing, there were no loans outstanding.
The Company from time-to-time purchases from the Profit Sharing Plan shares of the Company’s Class B Common Stock to meet distribution obligations of the Profit Sharing Plan. There were no such transactions during fiscal 2025. The per share purchase price for these transactions is equal to the closing sales price of the Company’s Class A Common Stock on the Nasdaq Global Select Market for the day prior to the purchase.
The Company is a party to a lease with a limited liability corporation, of which Robert P. Ingle II, the Company’s Chairman of the Board, is one of its principals. The Company’s aggregate annual lease payment obligations under this lease are currently approximately $160,000.
The Company believes that the transactions described above were on terms no less favorable to the Company than those available from unaffiliated third parties in transactions negotiated at arms-length. The Company does not intend to enter into any transactions in the future with or involving any of its executive officers or directors or any members of their immediate family on terms that would be less favorable to the Company than those that would be available from unaffiliated third parties in arms-length transactions.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP (“Deloitte”) has served as the independent registered public accounting firm for the Company and its subsidiaries since 2012. The Company had no disagreements with Deloitte on accounting and financial disclosures. Deloitte’s work on the Company’s audit for fiscal year 2025 was performed by full-time, permanent associates and partners of the firm. Representatives of Deloitte are expected to be available virtually at the Annual Meeting and they will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions from our shareholders.
The Company appointed Deloitte as its independent registered public accounting firm to audit the Company’s fiscal 2026 financial statements.
Principal Accountant Fees and Services
The Company incurred fees in fiscal years 2025 and 2024 for services performed by Deloitte as set forth in the table below.
Deloitte

	Year Ended September 27, 2025	Year Ended September 28, 2024
Audit Fees	$1,400,000	$1,245,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	5,700	—
Total Fees	$1,405,700	$1,245,000

In the above tables:
“Audit fees” are fees billed by the independent registered public accounting firms for professional services for the audit of the consolidated financial statements included in the 2025 Form 10-K, the audit of internal controls over financial reporting, review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements;
“Audit-related fees” are fees for services performed during the respective years by the independent registered accounting firm for assurance and related services not reported under the caption “Audit Fees” in the tables above.
“Tax fees” are fees for services performed during the respective years by the independent registered public accounting firm for professional services related to certain tax compliance, tax advice, and tax planning; and
“All other fees” are fees for any other services performed during the respective years.
The Company’s Audit/Compensation Committee pre-approved all services described above for fiscal 2025, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte. The Company’s Audit/Compensation Committee requires that each service provided by Deloitte be pre-approved by the committee. However, the committee has empowered the chair of the committee to grant such approval on its behalf as to matters that arise between Audit/Compensation Committee meetings.

CORPORATE ENVIRONMENTAL, SOCIAL AND GOVERNANCE RESPONSIBILITY
Environmental Stewardship
The Company has several green initiatives to improve sustainability in our stores, our products, and our distribution system. We believe these initiatives help combat the dangers of climate change and help protect our stakeholders from the risks of climate change. The most significant initiatives include:
•	LED lighting in our glass enclosed fixtures, saving 55-65% in energy consumption;
•	Skylights and automated energy management systems in our stores to turn down/turn off lights and equipment based on ambient light levels and customer proximity to coolers and freezers;
•	Heat rejection systems to recapture and recycle heat from refrigeration compressors, which also use less refrigerant and utilize types of refrigerant with a lower environmental impact;
•	Recycling of all plastic wrap, bags, pallets and wood products in our stores and our distribution center;
•	Recycling single-use plastic bags and promoting the use of re-usable bags;
•	Replacing our trucks with more energy efficient models and using backhauls wherever possible to minimize empty trucks on the roads;
•	Our car washes have reclaim systems to recycle water;
•	Many of our stores contain free charging stations for electric vehicles; and
•	We have reduced our paper advertising in favor of electronic communications.
Social Impact
The Company has always supported our communities across our entire store base. Each year, millions of pounds of food are provided to local food banks.
Our other community giving initiatives are focused on the education of children and meeting the specific needs of our communities. Each year we provide hundreds of thousands of dollars in direct financial support through our Tools for Schools program. We also conduct collection drives for school supplies, coats and toys for at-risk children.
Governance
Other parts of this Proxy Statement address corporate governance issues at the Board and Audit/Compensation Committee level. Our Audit/Compensation Committee met ten times in fiscal year 2025, including meetings directly with the Company’s Internal Audit Department and with the Company’s independent registered public accounting firm without Company management being present.
The Company has adopted a Code of Ethics that applies to its senior financial officers, including without limitation, its Chairman, Chief Executive Officer, Chief Financial Officer and Controller. The full text of the Code of Ethics is published on the Company’s website at www.ingles-markets.com under the caption “Corporate.” If the Company makes any amendments to, or grants any waivers of, any provision of the Code of Ethics applicable to its principal executive officer, principal financial officer or principal accounting officer, the Company intends to promptly disclose such amendment or waiver on its website.
The Company has adopted an insider trading policy which governs the purchase, sale and/or any other dispositions of the Company’s securities by the Company and its directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of the Company’s Securities Trading Policy has been filed with the 2025 Form 10-K.
The Company does not currently have formal practices or policies with respect to the ability of associates (including officers) or directors to engage in hedging transactions with respect to the Company’s equity securities.
At Ingles Markets, we know we are so much more than a grocery store. We are made up of associates, customers, and vendors. The Company supports and encourages equality, diversity and inclusion throughout our corporate office, distribution center, retail stores and within each community we are located. The Company has enhanced its training and awareness programs for all associates to better understand our biases and to increase the encouragement of equality, diversity and inclusion.
Please refer to the “Human Capital”, “Environmental Matters” and “Government Regulation” sections in the 2025 Form 10-K.

OTHER MATTERS
Solicitation of Proxies
The Company will solicit proxies for the Annual Meeting and will bear all costs associated with the Annual Meeting (not including any costs incurred by the Dissident Shareholder), including voting over the Internet and for all other costs associated with assembling, printing, mailing and soliciting proxy solicitation materials. The Company’s officers and regular associates may also solicit proxies in person or by telephone, but they will not be specially compensated for such services. The Company’s regularly retained investor relations firm, Finn Partners, may also solicit proxies by Internet, telephone and mail. The Company will not pay Finn Partners a separate fee for any such proxy solicitations. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in forwarding proxy solicitation materials to the beneficial owners of Common Stock held of record by them.
Shareholders’ Proposals for the 2027 Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 2913 U.S. Hwy. 70 West, Black Mountain, North Carolina 28711, Attention: Secretary. Under the rules of the SEC, any shareholder proposal intended to be presented at the 2027 Annual Meeting must be received no later than December 2, 2026 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2027 Annual Meeting between close of business on December 31, 2026 and close of business on January 30, 2027, provided however, if and only if the 2027 Annual Meeting is not scheduled to be held between March 31, 2027 and June 29, 2027, such shareholder’s notice must be delivered to our Secretary no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. The advance notice of the nomination of persons for election as directors or to introduce an item of business at an annual meeting of shareholders must contain certain information specified in our Bylaws, including information concerning the nominee or item of business and the shareholder proponent. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information. In addition, for shareholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, such Rule requires that shareholders provide notice to us no later than March 1, 2027, containing the information required by Rule 14a-19 under the Exchange Act; however, Rule 14a-19’s notice requirement does not override or supersede the longer notice period established by our Bylaws, and the longer time period contained in our Bylaws controls.
If a shareholder notifies us of an intent to present a proposal at the 2027 Annual Meeting at any time after January 30, 2027 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.
Action on Other Matters at the 2026 Annual Meeting
If notice of a shareholder proposal that had not been submitted to be included in this Proxy Statement was not received by the Company a reasonably time before we first mailed this Proxy Statement to shareholders, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
At this time, the Company does not know of any matters to be presented for action at the 2026 Annual Meeting other than those contained in this Proxy Statement. If any other matter comes before the Annual Meeting, it is intended that the persons who are named in the proxies will vote the shares represented by effective proxies in their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, the Company is required to identify any Reporting Person (as defined below) who failed to file on a timely basis with the SEC any report that was required to be filed during fiscal 2025 with the SEC. Such required filings include a Form 3 (an initial report of beneficial ownership of Common Stock) and a Form 4 and Form 5 (which reflect changes in beneficial ownership of Common Stock). For purposes of this Proxy Statement, a “Reporting Person” is a person who at any time during fiscal year 2025 was (a) a director of the Company, (b) an officer of the Company, or (c) a holder of more than 10% of the Company’s outstanding Class A Common Stock or Class B Common Stock.
Delinquent Section 16(a) Reports
The Company believes that during fiscal year 2025, its Reporting Persons complied with all Section 16(a) filing requirements. In making this statement, the Company has relied solely upon an examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its Reporting Persons.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the proxy materials. If the household received a printed set of proxy materials by mail, each shareholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.
If you wish to opt out of householding and continue to receive multiple copies of the proxy materials at the same address or if you are receiving multiple copies of the proxy materials at the same address and wish to receive a single copy, you may do so by notifying us in writing at Ingles Markets, Incorporated, P.O. Box 6676, Asheville, North Carolina 28816, attn Investor Relations or by telephone at (828) 669-2941, ext. 223. You also may request additional copies of the Notice or proxy materials and 2025 Annual Report by notifying us in writing or by telephone at the same addresses or telephone number, and we undertake to deliver such materials promptly.
Availability of Form 10-K
Upon written request, the Company will provide, without charge, to shareholders that are entitled to receive this Proxy Statement a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, as filed with the SEC (including the financial statements and related schedules, but not including the exhibits thereto, which will be provided upon written request at the shareholder’s expense). Such Annual Report on Form 10-K is also available from the SEC at its website at https://www.sec.gov and at www.ingles-markets.com, at Corporate Information, SEC Filings. Requests for copies should be directed to Investor Relations at Ingles Markets, Incorporated, P.O. Box 6676, Asheville, North Carolina 28816, or by telephone at (828) 669-2941, ext. 223.
YOUR VOTE IS IMPORTANT.

PLEASE DATE, SIGN AND RETURN THE WHITE PROXY CARD AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors

Robert P. Ingle, II Chairman of the Board

Appendix A
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION
Under applicable SEC rules and regulations, all members of the Board, including the Company’s director candidates, Dwight Jacobs and Rebekah Lowe, are “participants” with respect to our solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”) in addition to that set forth in the proxy statement to which this Appendix A is attached (the “Proxy Statement”).
Directors and the Company’s Director Candidates
The names and present principal occupations of our directors and director candidates are as set forth in the Proxy Statement under the heading “Election of Directors—Identification of Directors, Director Nominees and Executive Officers”. The business address for our current directors and director candidates is c/o Ingles Markets, Incorporated, P.O. Box 6676, Asheville, North Carolina 28816.
Officers and Employees
Executive officers and employees of the Company who are Participants are those executive officers identified in the Proxy Statement under the heading “Election of Directors—Identification of Directors, Director Nominees and Executive Officers”. The principal occupations of all such persons are similarly set forth under such heading in the Proxy Statement. The business address for all such persons is c/o Ingles Markets, Incorporated, P.O. Box 6676, Asheville, North Carolina 28816.
Information Regarding Ownership of the Company’s Securities by Participants
The number of the Company’s securities beneficially owned by the Participants as of the Record Date is set forth in the Proxy Statement in the section titled “Security Ownership of Management and Certain Beneficial Owners”.
Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding sales of the Company’s securities during the past two years by Ms. Laura Ingle Sharp.

Nature of the Transaction	Amount of Securities Sold	Date of Transaction
Open Market Sale	4,000	03/28/2024
Open Market Sale	6,000	06/10/2024
Open Market Sale	4,000	06/11/2024
Open Market Sale	4,799	06/24/2024
Open Market Sale	5,901	06/27/2024

No other Participants transacted in the Company’s securities during the past two years.
Miscellaneous Information Regarding Participants
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of common stock or other securities of the Company, (ii) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, securities of any parent or subsidiary of the Company, or (iii) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants (i) is now, or has been within the past year, a party to any contracts, arrangements or understandings with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (ii) has been convicted in a criminal proceeding
A-1

(excluding traffic violations and similar misdemeanors) during the past ten years, (iii) is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected or (iv) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Participants nor any of their associates or immediate family members have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.
A-2

THIS IS THE WHITE UNIVERSAL PROXY CARD

INGLES MARKETS, INCORPORATED
C/O FIRST COAST RESULTS, INC.
200 BUSINESS PARK CIRCLE
SUITE 112
SAINT AUGUSTINE, FL 32095

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 29, 2026. Have your WHITE universal proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IMKTA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your WHITE universal proxy card and return it in the postage-paid envelope we have provided or return it to Ingles Markets, Inc., c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93820-P50557 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS WHITE UNIVERSAL PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INGLES MARKETS, INCORPORATED

The Board of Directors recommends you vote "FOR" the following:

1. Election of Directors – YOU MAY VOTE "FOR" NO MORE THAN 2 NOMINEES

Election of 2 directors for a term to end as of the 2027 annual meeting of shareholders or until their successors are duly elected and qualified. You may mark "FOR" with respect to up to only 2 nominees in total. If you vote "FOR" with respect to fewer than 2 nominees, your shares will be voted "FOR" only with respect to those nominees you have so marked. If you vote "FOR" with respect to more than 2 nominees, your vote on Item 1 regarding election of directors will be invalid and will not be counted.

The Board of Directors recommends you vote "FOR" ONLY the 2 Ingles Markets, Incorporated nominees set forth below:

	For	Withhold
1a. Dwight Jacobs	▢	▢
1b. Rebekah Lowe	▢	▢

The Board of Directors recommends you vote "WITHHOLD" on the Summer Road nominee listed below:

	For	Withhold
1c. Rory Held	▢	▢

The Board of Directors recommends you vote "FOR" the following proposal:

	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation, as disclosed in the Proxy Statement.	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V93821-P50557

INGLES MARKETS, INCORPORATED
Annual Meeting of Shareholders
April 30, 2026 10:00 a.m.
THIS WHITE UNIVERSAL PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert P. Ingle, II and James W. Lanning, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock held of record by the undersigned on March 12, 2026, at the Annual Meeting of Shareholders of Ingles Markets, Incorporated to be held on April 30, 2026 at 10:00 a.m. EST, virtually at www.virtualshareholdermeeting.com/IMKTA2026, or any postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. **If no such direction is made, the proxy will be voted as to all shares of the undersigned "FOR" each of the 2 nominees recommended by the Board in Item 1 and "FOR" Item 2. If you vote "FOR" with respect to fewer than 2 nominees, your shares will be voted "FOR" only with respect to those nominees you have so marked. If you vote "FOR" with respect to more than 2 nominees, your vote on Item 1 regarding the election of directors will be invalid and will not be counted.**

Continued and to be signed on reverse side

INGLES MARKETS, INCORPORATED
C/O FIRST COAST RESULTS, INC.
200 BUSINESS PARK CIRCLE
SUITE 112
SAINT AUGUSTINE, FL 32095

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IMKTA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ingles Markets, Inc., c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93822-P50557

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INGLES MARKETS, INCORPORATED

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Fred D. Ayers
02) Robert P. Ingle, II
03) Patricia E. Jackson
04) James W. Lanning
05) Laura Ingle Sharp
06) Brenda S. Tudor

The Board of Directors recommends you vote "FOR" the following proposal:

	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation, as disclosed in the Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V93823-P50557

INGLES MARKETS, INCORPORATED
Annual Meeting of Shareholders
April 30, 2026 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert P. Ingle, II and James W. Lanning, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Class B Common Stock held of record by the undersigned on March 12, 2026, at the Annual Meeting of Shareholders of Ingles Markets, Incorporated to be held on April 30, 2026 at 10:00 a.m. EST, virtually at www.virtualshareholdermeeting.com/IMKTA2026, or any postponements or adjournments thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side